(h)(17)(ii)

AMENDMENT NO. 1

FUND OF FUNDS INVESTMENT AGREEMENT

Amendment No. 1, dated October 18, 2022 (“Amendment No. 1”), to the Fund of Funds Investment Agreement, dated as of January 19, 2022 (“Agreement”), among EQ Advisors Trust and 1290 Funds (“EQ Trusts”) and WisdomTree Trust.

WHEREAS, the EQ Trusts and WisdomTree Trust desire to update the Agreement to reflect the name changes set forth below, which were effective March 21, 2022:

Prior Name	Current Name
EQ/PIMCO Total Return Portfolio	EQ/PIMCO Total Return ESG Portfolio

EQ/ClearBridge Large Cap Growth Portfolio	EQ/ClearBridge Large Cap Growth ESG Portfolio

1290 VT SmartBeta Equity Portfolio	1290 VT SmartBeta Equity ESG Portfolio

WHEREAS, the EQ Trusts and WisdomTree Trust desire to update the Agreement to change the names of the 1290 VT DoubleLine Dynamic Allocation Portfolio and 1290 DoubleLine Dynamic Allocation Fund to Equitable Conservative Growth MF/ETF Portfolio and 1290 Loomis Sayles Multi-Asset Income Fund, respectively, which changes were effective August 19, 2022.

NOW THEREFORE, the EQ Trusts and WisdomTree Trust agree to modify and amend the Agreement as follows:

Appendix A. Appendix A to the Agreement, which sets forth the Acquiring Funds, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ Advisors Trust 1290 Funds		WisdomTree Trust

By:	/s/ Kenneth Kozlowski Name: Kenneth Kozlowski Title: Senior Vice President and Chief Investment Officer	By:	/s/Jonathan Steinberg Name: Jonathan Steinberg Title: President

APPENDIX A

FUND OF FUNDS INVESTMENT AGREEMENT

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

(formerly, 1290 VT DoubleLine Dynamic Allocation Portfolio)

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

(formerly, 1290 DoubleLine Dynamic Allocation Fund)

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

Acquired Funds

WisdomTree ETFs

12(d) Exemptive Relief Eligibility

DOMESTIC EQUITY ETFs

CORE

Large Cap	Ticker
U.S. LargeCap	EPS
U.S. Quality Dividend Growth	DGRW
U.S. Multifactor	USMF

Mid & Small Cap	Ticker
U.S. MidCap	EZM
U.S. SmallCap	EES
U.S. SmallCap Quality Dividend Growth	DGRS

VALUE

Large Cap	Ticker
U.S. LargeCap Dividend	DLN
U.S. Total Dividend	DTD
U.S. High Dividend	DHS
U.S. Dividend ex-Financials	DTN
U.S. Quality Shareholder Yield	QSY

Mid & Small Cap	Ticker
U.S. MidCap Dividend	DON
U.S. SmallCap Dividend	DES

GROWTH

Large Cap	Ticker
Growth Leaders	PLAT
U.S. Growth & Momentum	WGRO

EMERGING MARKETS EQUITY ETFs

Emerging Markets	Ticker
Emerging Markets High Dividend	DEM
Emerging Markets Quality Dividend Growth	DGRE
Emerging Markets Multifactor	EMMF
Emerging Markets SmallCap Dividend	DGS

Regional/Single Country	Ticker
India Earnings	EPI

INTERNATIONAL EQUTIY ETFs

International	Ticker
International Equity	DWM
International Multifactor	DWMF
Dynamic Currency Hedged International Equity	DDWM
International LargeCap Dividend	DOL
International Dividend ex-Financials	DOO
International High Dividend	DTH
International Hedged Quality Dividend Growth	IHDG
International Quality Dividend Growth	IQDG

International Mid & Small Cap	Ticker
International SmallCap Dividend	DLS
Dynamic Currency Hedged International SmallCap Equity	DDLS
International MidCap Dividend	DIM

Global	Ticker
Global ex-U.S. Quality Dividend Growth	DNL
Global High Dividend	DEW
Global ex-U.S. Real Estate	DRW

Regional/Single Country	Ticker
Japan Hedged Equity	DXJ
Europe Hedged Equity	HEDJ
Europe Quality Dividend Growth	EUDG
Germany Hedged Equity	DXGE

Regional/Single Country Small Cap	Ticker
Japan SmallCap Dividend	DFJ
Japan Hedged SmallCap Equity	DXJS
Europe SmallCap Dividend	DFE
Europe Hedged SmallCap Equity	EUSC

ESG ETFs

Ticker
U.S. ESG	RESP
Emerging Markets ESG	RESE

International ESG	RESD
Emerging Markets ex-State-Owned Enterprises	XSOE
China ex-State-Owned Enterprises	CXSE
India ex-State-Owned Enterprises	IXSE

FIXED INCOME ETFs

Strategic Core	Ticker
Yield Enhanced U.S. Aggregate Bond	AGGY
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG
Mortgage Plus Bond	MTGP

Short Term Government	Ticker
Floating Rate Treasury	USFR

Interest Rate Strategies	Ticker
Interest Rate Hedged U.S. Aggregate Bond	AGZD
Interest Rate Hedged High Yield Bond	HYZD

Credit	Ticker
U.S. Corporate Bond	WFIG
U.S. Short-Term Corporate Bond	SFIG
U.S. High Yield Corporate Bond	WFHY

Emerging Markets	Ticker
Emerging Markets Local Debt	ELD
Emerging Markets Corporate Bond	EMCB

Currency Strategies	Ticker
Emerging Currency Strategy	CEW
Bloomberg U.S. Dollar Bullish	USDU
Chinese Yuan Strategy	CYB

ALTERNATIVE ETFs

Managed Futures	Ticker
Managed Futures Strategy	WTMF

Option-Based	Ticker
CBOE S&P 500 PutWrite Strategy	PUTW

Commodity	Ticker
Enhanced Commodity Strategy[1]	GCC

Credit	Ticker
Alternative Income*	HYIN

Target Range	Ticker
Target Range	GTR

CAPITAL EFFICIENT ETFs

Core	Ticker
U.S. Efficient Core[2]	NTSX

[1]	Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.

International Efficient Core	NTSI
Emerging Markets Efficient Core	NTSE

Tactical	Ticker
Efficient Gold Plus Gold Miners Strategy	GDMN

MEGATRENDS

Ticker
Cloud Computing	WCLD
Cybersecurity	WCBR
BioRevolution	WDNA
Artificial Intelligence and Innovation	WTAI

[2]	Formerly WisdomTree 90/60 U.S. Balanced Fund.
*	This Fund operates as a Fund-of-Funds and is not covered under WisdomTree’s 12(d)(1) exemptive relief or Rule 12d1-4.